UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Lexaria Bioscience Corp.
Name of the Registrant as Specified In Its Charter

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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August [23], 2023

Dear Shareholder:

As disclosed in our Form 8-K periodic report filed on June 23, 2023, Lexaria has received a Notice of Default from the Nasdaq Listing Notifications due to a failure of Lexaria to maintain a minimum closing price of $1.00 for over 30 consecutive days.  In order to be proactive to ensure that our common stock remains listed on the Nasdaq Capital Market and/or to encourage further investment in the Company so that it can proceed with its research programs, the Company is seeking shareholder approval to a reverse stock split of the Company’s issued and outstanding common stock, but not of its authorized share capital, on the basis of a ratio range from 1-for-2 to 1-for-12, to be determined, at the discretion of the board of directors, or to not be effected at all as determined by the board of directors.  It should be noted that even if the shareholders approve and the Company effects a reverse stock split, there is no guarantee that the Company will be able to maintain the compliance requirements of the Nasdaq Capital Market.  If approved, the reverse stock split would be effected by no later than May 31, 2024.

This special meeting will be held at our head office located at 100 – 740 McCurdy Road, Kelowna, BC  V1X 2P7 and we will be conducting the meeting as an Event Conferencing meeting.  We strongly recommend that you vote by proxy (pursuant to the instructions contained in your proxy form) or attend our 2023 special shareholder meeting on Tuesday, October 10, 2023 by way of joining our Event Conferencing session via the following number:   for Toronto residents (416) 764-8658 or toll-free at 1-888-886-7786.  If you join the special meeting in person via Event Conferencing, you will be provided with an opportunity to vote on the proposals contained in the attached proxy circular.  The proxy materials are first being made available to our shareholders on or about August [23], 2023.  The meeting will begin promptly at 1:00 p.m. PT.

In order to facilitate clear communications, all Event Conferencing participants will be placed in lecture mode and will have their microphones muted.  We welcome questions and encourage you to email any questions that you may have regarding the proposals to the Company in advance of the meeting.  Please provide your questions to our Head of Legal, Vanessa Carle at vcarle@lexariabioscience.com as we will only have time to answer questions on proposals that are submitted in advance and a maximum of two (2) questions per proposal during the Meeting.  When we come to each proposal that requires a vote, we will have the moderator provide instructions on the process for asking questions for the purposes of discussion on the proposal.  Once the questions have been responded to, the moderator will provide instructions on the method of voting on the proposal.  To note, only shareholders who are registered shareholders or are appointed proxyholders for registered shareholders, will have their vote recorded.

In addition to the matters described in the Notice of Special Meeting of Shareholders and the Proxy Statement, we will be conducting a question and answer session after the termination of the meeting (the “Q & A Session”).  The Q & A Session will entail the Chief Executive Officer answering questions that were submitted in advance of the Meeting; it should be noted that no new questions will be taken from the Event Conferencing attendees during the Q & A session.  We strongly desire the opportunity to address any questions that you might have so in order to ensure that we are able to address as many general questions as possible, we encourage you to forward your questions in advance of the meeting by emailing our Head of Legal, Vanessa Carle at vcarle@lexariabioscience.com who will then ensure that they are answered at the end of the meeting.

 The team at Lexaria is excited about our advancements in our DehydraTECH technology and strongly believes that the proposal it is seeking shareholder approval for, will provide Lexaria with the flexibility to ensure that it is able to continue to build value for its shareholders and advance the Company’s goals.

 Sincerely,

 /s/ Christopher Bunka

Christopher Bunka, Chief Executive Officer & Chairman

LEXARIA BIOSCIENCE CORP.

100 – 740 McCurdy Road

Kelowna, BC, Canada V1X 2P7

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 10, 2023

NOTICE IS HEREBY GIVEN that Lexaria Bioscience Corp., a Nevada corporation (“Lexaria”, “Company”, “we”, “us”, or “our”), will hold a special meeting of shareholders (the “Meeting”) via Event Conferencing (the call in number for Toronto residents is (416) 764-8658 or toll-free at 1-888-886-7786) whereby the Chief Executive Officer of the Company will conduct the formal business of the meeting from the Company’s head office located at Unit 100 – 740 McCurdy Road, Kelowna, BC, Canada, V1X 2P7, at 1:00 p.m. (PT), on Tuesday, October 10, 2023 for the following purposes:

1.

to approve a reverse stock split of the Company’s issued and outstanding common stock, but not of its authorized share capital, on the basis of a ratio range from 1-for-2 to 1-for-12, to be determined, at the discretion of the board of directors, or to not be effected at all as determined by the board of directors, for the purposes of ensuring the Lexaria’s continuance on the Nasdaq Capital Market and/or to encourage further investment in the Company so that it can proceed with its research programs, with any effected reverse stock split occurring by May 31, 2024;

2.

to approve the adjournment of the Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there is insufficient votes in favour of Proposal No. 1 or to establish quorum.

Our Board of Directors has fixed the close of business on August 14, 2023, as the record date (the “Record Date”) for the determination of the shareholders entitled to notice of, and to vote at, the Meeting or any adjournment thereof. Only the shareholders of record on the Record Date are entitled to vote at the Meeting.

Whether or not you plan on attending the Meeting, we ask that you vote by proxy by following instructions provided in your proxy card as promptly as possible. If your shares are held of record by a broker, bank, or other nominee, please follow the voting instructions sent to you by your broker, bank, or other nominee in order to vote your shares.

Sincerely,

By Order of the Board of Directors

Per:	/s/ Christopher Bunka
Christopher Bunka
Chief Executive Officer

Date:  August [23], 2023

Important Notice Regarding Availability of Proxy Materials for the Shareholders’ Meeting To Be Held on October 10, 2023.  This notice of meeting and the proxy statement are available at www.colonialstock.com/LEXX2023.  The proxy materials are first being made available to our shareholders on or about August [23], 2023.

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II

LEXARIA BIOSCIENCE CORP.

100 – 740 McCurdy Road

Kelowna, BC, Canada V1X 2P7

Telephone:  (250) 765-6424

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 10, 2023

GENERAL INFORMATION ABOUT THE MEETING OF SHAREHOLDERS

The Board of Directors of Lexaria Bioscience Corp. (“Lexaria”, “we”, “us” or “our”) is soliciting proxies for use at the Special Meeting of Shareholders to be held via Event Conferencing by way of calling:  for Toronto residents (416) 764-8658; and for all others 1-888-886-7786, at 1:00 p.m. (PT), on Tuesday, October 10, 2023 or at any adjournment of the Special Meeting (the “Meeting”).

This proxy statement, the attached notice of the Meeting and a proxy card are collectively referred to as the “proxy materials”.  The proxy materials are first being made available to our shareholders on or about August [23], 2023.

Important Notice Regarding the Internet Availability of Proxy Materials

for the Meeting to be Held on October 10, 2023

All shareholders have the ability to access the proxy materials on the website referred to in the attached Notice of Special Meeting. Pursuant to rules adopted by the U.S. Securities Exchange Commission (the “SEC”), we have elected to send a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders instead of mailing printed copies of the proxy materials, unless you have previously elected to receive printed materials. The Notice provides instructions on how to access the proxy materials via the internet and how to request a printed set of the proxy materials at no charge. In addition, the shareholders can elect to receive future proxy materials electronically by email or in printed form by mail, and any such election will remain in effect until terminated by the shareholder. We encourage all shareholders to take advantage of the proxy materials on the internet to help reduce the cost and environmental impact of our shareholder meetings.

The proxy materials are also available at www.colonialstock.com/LEXX2023 and www.lexariabioscience.com.

What items will be voted at the Meeting?

Our shareholders will vote:

1.

to approve a reverse stock split of the Company’s issued and outstanding common stock, but not of its authorized share capital, on the basis of a ratio range from 1-for-2 to 1-for-12, to be determined, at the discretion of the board of directors, or to not be effected at all as determined by the board of directors, for the purposes of ensuring the Lexaria’s continuance on the Nasdaq Capital Market and/or to encourage further investment in the Company so that it can proceed with its research programs, with any effected reverse stock split occurring by May 31, 2024;

2.

to approve the adjournment of the Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there is insufficient votes in favour of Proposal No. 1 or to establish quorum.

We urge you to carefully read and consider the information contained in this proxy statement. We request that you cast your vote on each of the proposals described in this proxy statement. As noted, attendance at the Meeting will be by Event Conferencing and accordingly, only votes cast by registered shareholders attending the Meeting and from validly completed and delivered proxies will be counted. Please follow the instructions provided in the proxy card sent to you.

How does the Board recommend I vote on the proposals?

Our Board recommends that you vote “FOR” all of the proposals noted under items 1 and 2.

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Who can vote at the Meeting?

Our Board of Directors has fixed the close of business on August 14, 2023 as the Record Date for the determination of the shareholders entitled to notice of, and to vote at, the Meeting or any adjournment. If you were a shareholder of record on the Record Date, you are entitled to vote at the Meeting.

As of the Record Date, 8,091,650 shares of our common stock were issued and outstanding and no other voting securities were issued and outstanding. Therefore, a total of 8,091,650 votes are entitled to be cast at the Meeting.

How many votes do you have?

On each proposal to be voted upon, you have one vote for each share of our common shares that you owned on the Record Date. There is no cumulative voting.

How can you Vote?

If you hold shares in your own name as a shareholder of record:  Common shares can be voted at our Meeting by way of a proxy over the internet or by telephone by following the instructions in the Notice and/or proxy card, or, if you requested to receive printed proxy materials, you may vote by marking, dating and signing the enclosed proxy card and returning it to the address provided.  Additionally, you may vote your shares by way of attending the Meeting via Event Conferencing and calling into the toll free line at 1-888-886-7786 or if you reside in Toronto, at 416-764-8658 and voting by way of selecting the appropriate option for each proposal.  Shareholders voting by internet or telephone should understand that, while we and the party providing the service through which you may vote by internet or by telephone do not charge any fees to our shareholders for voting in such manner, there may be usage charges from the internet access providers and telephone companies for which you are responsible.

If your shares are held in the name of a stock brokerage account or by a bank, or other nominee (that is, in “street name”):  You will receive instructions from the holder of record that you must follow for your shares to be voted.  The availability of telephonic or internet voting will depend on your broker’s (or other nominee’s) voting process.  Please check with your broker or other nominee and follow the voting procedure your broker or other nominee provides to vote your shares.  If you wish to vote in person via attending the Event Conference Meeting, you must request a legal proxy from your broker or other nominee that holds your shares and email that proxy and proof of identification 48 hours prior to the Meeting to Vanessa Carle, Head of Legal at vcarle@lexariabioscience.com.

YOUR VOTE IS VERY IMPORTANT.  We are encouraging our shareholders to vote by proxy even if you plan to attend the Meeting via Event Conferencing and to appoint the nominees noted in our proxy, namely Christopher Bunka, our Chief Executive Officer, or John Docherty, our President, to represent such shareholder at our Meeting.

Valid proxies will be voted at our Meeting and at any postponements or adjournments thereof as you direct in the proxy, provided that they are received at least 48 hours (excluding Saturdays, Sundays and statutory holidays) prior to the scheduled time of the Meeting, or any adjournment thereof.

The common shares represented by the proxy will be voted, or withheld from voting, as directed in the proxy.  If no direction is given and the proxy is validly executed, the proxy will be voted: (1) FOR the approval of a reverse stock split of the Company’s issued and outstanding common stock, but not of its authorized share capital, on the basis of a ratio range from 1-for-2 to 1-for-12, to be determined, at the discretion of the board of directors, or to not be effected at all as determined by the board of directors, with any effected reverse stock split occurring by May 31, 2024; and (2) FOR the approval of an adjournment of the Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there is insufficient votes in favour of Proposal No. 1 or to establish quorum.

If any other matters properly come before our Meeting, the persons authorized under the proxies will vote upon such other matters in accordance with their best judgment, pursuant to the discretionary authority conferred by the proxy.

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Quorum

A quorum of shareholders is necessary to take action at our Meeting.  Currently, the holders of at least 33.33% of our issued shares entitled to vote as at the Record Date, present in person (via Event Conferencing) or by proxy, shall constitute a quorum for the transaction of business at our Meeting.  However, if a quorum is not present, then the holders of a majority of the common shares of our Company who are present at the Meeting, in person (via Event Conferencing) or by proxy, may adjourn such meeting from time to time until it is determined that holders constituting the required quorum of the issued common shares of the capital stock shall attend.  At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting.  Broker non-votes occur when a nominee holding common shares for a beneficial owner of those common shares has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise discretionary authority with respect thereto.  Broker non-votes and abstentions will be included in the determination of the number of common shares present at our Meeting for quorum purposes, but broker non-votes and abstentions will not be counted as votes cast on any matter presented at our Meeting.

YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE AND RETURN YOUR PROXY PURSUANT TO ONE OF THE METHODS AVAILABLE WHETHER OR NOT YOU PLAN TO ATTEND OUR MEETING VIA EVENT CONFERENCING.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one name or in different accounts. To ensure that all of your shares are voted, please vote by proxy by following instructions provided in each proxy card. If some of your shares are held in “street name,” you should have received voting instructions with these materials from your broker, bank or other nominee. Please follow the voting instructions provided to ensure that your vote is counted.

What vote is required for the approval of a proposal?

The vote of a simple majority of our stock held by shareholders present in person or represented by proxy and entitled to vote at the Meeting will be sufficient to approve the reverse stock split of the Company’s issued and outstanding common stock, but not of its authorized share capital, on the basis of a ratio range from 1-for-2 to 1-for-12, to be determined, at the discretion of the board of directors, or to not be effected at all as determined by the board of directors, with an effected reverse stock split occurring by May 31, 2024;

The vote of a simple majority of our stock held by shareholders present in person or represented by proxy and entitled to vote at the Meeting will be sufficient to approve the adjournment of the Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there is insufficient votes in favour of Proposal No. 1 or to establish quorum.

Counting of Votes

All votes will be tabulated by Vanessa Carle, the Company’s Secretary who will serve as the inspector of elections appointed for the Meeting, who will separately tabulate affirmative and negative votes and abstentions.  Shares represented by proxies that reflect an abstention or broker “non-vote” will be counted as present and entitled to vote for purposes of determining a quorum.  An abstention or broker “non-vote” will be treated as not-voted for purposes of determining approval of a proposal and will not be counted as “for” or “against” that proposal.  A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority or does not have instructions from the beneficial owner.

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote at any time before the final vote at the Meeting. If you are a shareholder of record, you may vote again on a later date via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Meeting will be counted) or by signing and returning a new proxy card with a later date. You may also request that your prior proxy be revoked by delivering to our Company, at the address on the Notice of Meeting, Attention: Secretary, a written notice of revocation prior to the Meeting being held at the offices of Lexaria.  Any revocation of proxy or later dated proxy MUST BE RECEIVED by 9:00 a.m. prior to the commencement of the Meeting.

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If you hold your shares in street name, you will need to follow the voting instructions provided by your broker, bank or other nominee regarding how to revoke or change your vote.

How can I attend the Special Meeting?

You may call (416) 764-8658 if you live in Toronto, Ontario, otherwise you can call toll-free at 1-888-886-7786 if you wish to participate in the Event Conferencing Meeting to hear the business of the Meeting, to vote on the proposals and to listen to the question and answer session.  A limited amount of questions will be allowed to be submitted on the proposals to be voted on during the Meeting.

You will be asked to provide your name, and if different, the name that your shares are registered under, the number of shares you hold as well as an email address, should we need to follow up with you regarding any unanswered questions.

How can I ask questions?

We welcome the opportunity to respond to your questions and encourage you to email any questions that you may have regarding the proposals to the Company in advance of the Meeting.  Please provide your questions to our Head of Legal, Vanessa Carle at vcarle@lexariabioscience.com as we will only have time to answer questions on proposals that are submitted in advance and a maximum of two (2) questions per proposal during the Meeting.  When we come to each proposal that requires a vote, we will have the moderator provide instructions on the process for asking questions for the purposes of discussion on the proposal.  Once the questions have been responded to, the moderator will provide instructions on the method of voting on the proposal.

In addition to the matters described in the Notice of Special Meeting of Shareholders and the Proxy Statement, we will be conducting a question and answer session after the termination of the meeting (the “Q & A Session”).  The Q & A Session will entail the Chief Executive Officer answering questions that were submitted in advance of the Meeting; it should be noted that no new questions will be taken from attendees during the Q & A session.  In order to ensure that we are able to address as many general questions as possible, we encourage you to forward your questions in advance of the meeting by emailing our Head of Legal, Vanessa Carle at vcarle@lexariabioscience.com who will then ensure that they are answered at the end of the Meeting.

How do I Access Technical Support?

If you are having difficulties connecting to the Meeting, you can access technical support by emailing customercare@accutel.com.  If you are having difficulties hearing or participating during the Meeting, you can access technical support by the above-noted email or by pressing “0” for immediate support.

Who pays for the cost of proxy preparation and solicitation?

We will pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokers, banks or other nominees for forwarding proxy materials to street name holders.

We are soliciting proxies for use at our Special Meeting primarily by mail. In addition, our Directors, officers and regular employees may solicit proxies by telephone, facsimile, mail, other means of communication or personally. These individuals will receive no additional compensation for such services. We will ask brokers, banks, and other nominees to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. We will reimburse them for their reasonable charges and expenses, however we will not be paying for delivery to OBOs.

Voting Securities and Principal Holders Thereof

We are authorized to issue 220,000,000 common shares with full voting rights and a par value of $0.001 per share.  As of the Record Date a total of 8,091,650 common shares were issued and outstanding.  Each share of common stock carries the right to one vote at the Meeting.

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Only registered shareholders as of the Record Date are entitled to receive notice of, and to attend and vote at, the Meeting or any adjournment or postponement of the Meeting.

To the best of our knowledge, no person or company beneficially owns, directly or indirectly, or exercises control or direction over, common shares carrying more than 10% of the voting rights attached to the outstanding common shares of our Company other than set forth in the section “Security Ownership of Certain Beneficial Owners and Management” below.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the Record Date, certain information with respect to the beneficial ownership of our common shares by each shareholder known by us to be the beneficial owner of more than 5% of our common shares, as well as by each of our current Directors and executive officers as a group. Each person has sole voting and investment power with respect to the common shares, except as otherwise indicated. Beneficial ownership consists of a direct interest in the common shares, except as otherwise indicated.

Name, Address & Position of Beneficial Owner(1)(2)	Amount and Nature of Beneficial Ownership		Percentage of Class(3)
Directors and Executive Officers as a Group	909,307		10.85%
Executive Officers and Directors Individually
Christopher Bunka CEO, Chairman & Director	628,956	(4)	7.68%
John Docherty President and Director	148,743	(5)	1.82%
Nicholas Baxter* Independent Director	46,000	(6)	0.56%
Ted McKechnie* Independent Director	48,191	(7)	0.59%
Albert Reese Jr.* Independent Director	25,917	(8)	0.32%
Catherine C. Turkel* Independent Director	11,500	(9)	0.14%
5% Owners
Don Jackler	568,382	(10)	6.94%

* denotes a holding of less than 1%

Notes:

1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of common shares actually outstanding on the Record Date.

2)	the address for these persons is c/o Lexaria Bioscience Corp., 100 – 740 McCurdy Road, Kelowna, BC V1X 2P7

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3)

Percentage of ownership is based on 8,091,650 common shares issued and outstanding as of the Record Date on a diluted basis. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such common shares.

4)

Includes 254,412 shares held in the name of C.A.B. Financial Services and 273,543 shares held directly by Christopher Bunka. Includes 94,334 options held in the name of Christopher Bunka all of which are exercisable within 60 days of the Record Date and 6,667 warrants held in the name of C.A.B. Financial Services all of which are exercisable within 60 days of the Record Date.

5)	Includes 54,075 shares held in the name of Docherty Management Ltd. and 94,668 options held in the name of John Docherty which are exercisable within 60 days of the Record Date.

6)	Includes 35,000 options which are exercisable within 60 days of the Record Date.

7)	Includes 35,000 options which are exercisable within 60 days of the Record Date.

8)	Includes 15,000 options which are exercisable within 60 days of the Record Date.

9)	Includes 10,000 options which are exercisable within 60 days of the Record Date

10)	Includes 100,000 warrants which are exercisable within 60 days of the Record Date. Mr. Jackler provides consulting services to the Company.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our Company.

 Shareholder Communications with Our Board of Directors

Because of our Company’s small size, we do not have a formal procedure for shareholder communication with our Board of Directors. In general, members of our Board of Directors and executive officers are accessible by telephone or mail. Any matter intended for our Board of Directors, or for any individual member or members of our Board of Directors, should be directed to our Head of Legal, Vanessa Carle by:

Email at: vcarle@lexariabioscience.com

Fax at: 250-765-2599

Mail at: 100 – 740 McCurdy Road, Kelowna, BC V1X 2P7

with a request to forward the communication to the intended recipient.

PROPOSALS FOR SHAREHOLDER VOTE

Proposal 1

Approval of a Reverse Stock Split to be Affected at the Determination of the Directors

General

On June 22, 2023, the Company received a Notice of Default from the Nasdaq Capital Market due to its failure to maintain a closing share price of $1.00 for over 30 consecutive days. In order to be proactive to ensure that Lexaria’s common stock remains listed on the Nasdaq Capital Market and/or to encourage further investment in the Company so that it can proceed with its research programs, the Company is seeking approval to a proposal to reduce the number of issued and outstanding shares of our common stock (“Common Stock”) via a reverse stock split (the “Reverse Stock Split”) which should increase the per share market price of our Common Stock.

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Approval of the proposal would permit (but not require) our Board to effect the Reverse Stock Split at a ratio of not less than 2 current shares for 1 post reverse stock split share and not more than 12 current shares for 1 post reverse stock split share, with the exact ratio to be set at a whole number within this range as determined by our Board in its sole discretion, provided that if the Board determines to effect the Reverse Stock Split such amendment shall be filed with the Secretary of State of Nevada no later than by May 31, 2024. We believe that enabling our Board to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our shareholders. In determining a ratio, if any, following the receipt of shareholder approval, our Board may consider, among other things, factors such as:

•	the continued listing requirements of the Nasdaq Capital Markets;
•	the historical trading price and trading volume of our Common Stock;

•	the number of shares of our Common Stock outstanding;

•	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock;

•

the need for funding and the attractiveness to investors of a new investment into the Company during a challenging macroeconomic period relative to other investment opportunities that investors may have;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

•	prevailing general market and economic conditions.

Our Board reserves the right to elect to abandon the Reverse Stock Split, including any or all proposed Reverse Stock Split ratios, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its shareholders.

Depending on the ratio for the Reverse Stock Split as determined by our Board, no less than two (2) and no more than twelve (12) shares of existing Common Stock, as determined by our Board, will be combined into one common share. Our Board has determined that if the Reverse Stock Split is affected the Company will entitle holders to receive from the Company’s transfer agent, in lieu of any fractional share, the number of shares rounded up to the next whole number. The amendment to our Articles to effect the Reverse Stock Split, if any, will include only the ratio determined by our Board to be in the best interests of our shareholders and all of the other proposed amendments at different ratios will be abandoned.

EFFECTING A REVERSE STOCK SPLIT AT ANY RATIO DOES NOT GUARANTEE THE COMPANY’S ABILITY TO MAINTAIN COMPLIANCE WITH THE NASDAQ CAPITAL MARKET’S CONTINUED LISTING RULES.

Background and Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

Our Board is submitting the Reverse Stock Split to our shareholders for approval with the primary intent of increasing the market price of our Common Stock to continue our ability to meet the continued listing requirements of the Nasdaq Capital Markets and to make our Common Stock more attractive to a broader range of institutional and other investors.

We believe that the Reverse Stock Split will enhance our ability to continue our listing on the Nasdaq Capital Market which requires the maintenance of a continued closing price of at least $1.00 per share. Reducing the number of outstanding shares of our Common Stock should, absent other factors, increase the per share market price of our Common Stock, although we cannot provide any assurance that our minimum closing price would remain, following the Reverse Stock Split, of at least $1.00.

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Additionally, we believe that the Reverse Stock Split is advisable because the expected increase to the market price of our Common Stock as a result of implementing the Reverse Stock Split is expected to improve the marketability and liquidity of our Common Stock and is expected to encourage interest and trading in our stock. The Reverse Stock Split could allow a broader range of institutions to invest in our stock (namely, investors that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing the liquidity of our Common Stock.  The Reverse Stock Split could help increase analyst and broker interest in our stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

For the reasons discussed herein, we believe that effecting the Reverse Stock Split is in the Company’s and our shareholders’ best interests.

While reducing the number of our outstanding Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Stock Split or that the market price of our Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after a Reverse Stock Split will increase in proportion to the reduction in the number of our Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split, if approved by our shareholders, would become effective upon the filing (the “Effective Time”) of a Certificate of Change to our Articles with the Secretary of State of the State of Nevada. The exact timing of the filing of the Certificate of Change that will effect the Reverse Stock Split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and our shareholders. In addition, our Board reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the Certificate of Change to the Company’s Articles, our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our shareholders to proceed with the Reverse Stock Split. If a Certificate of Change effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Nevada by the close of business on May 31, 2024, our Board will abandon the Reverse Stock Split.

Effect of the Reverse Stock Split on Holders of Outstanding Common stock

Depending on the ratio for the Reverse Stock Split determined by our Board, a minimum of two (2) and a maximum of twelve (12) existing Common Stock will be combined into one new common share. The table below shows, based on 8,091,650 Common Stock issued and outstanding as of the Record Date, the number of issued and outstanding Common Stock (excluding Treasury shares) that would result from the listed hypothetical reverse stock split ratios (without giving effect to the treatment of fractional shares):

Reverse Stock Split Ratio	Approximate Number of Outstanding Common Stock Following the Reverse Stock Split
1-for-2	4,045,825
1-for-5	1,618,330
1-for-7	1,155,950
1-for-12	674,305

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The actual number of shares issued after giving effect to the Reverse Stock Split, if implemented, will depend on the Reverse Stock Split ratio that is ultimately determined by our Board.

The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any shareholder’s percentage ownership interest in the Company, other than with respect to the treatment of fractional shares where record holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will be rounded up to the next whole number. In addition, the Reverse Stock Split will not affect any shareholder’s proportionate voting power (subject to the treatment of fractional shares).

The implementation of the Reverse Stock Split will result in an increased number of available authorized shares of Common Stock. The resulting increase in such availability in the authorized number of shares of Common Stock could have a number of effects on the Company's shareholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase in available authorized shares for issuance could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional Common Stock could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional Common Stock to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Company does not have any other provisions in its Articles, bylaws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences. Additionally, the Company has no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

Additionally, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of authorized Common Stock that will become newly available as a result of the implementation of the Reverse Stock Split will reduce the current shareholders' percentage ownership interest in the total outstanding shares of Common Stock.

The Company may issue the additional shares of authorized Common Stock that will become available as a result of the Reverse Stock Split without the additional approval of its shareholders.

The Reverse Stock Split may result in some shareholders owning “odd lots” of less than 100 Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Effective Time, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities. Assuming that we are able to comply with the Nasdaq Capital Market’s continued listing requirements, our Common Stock will continue to be quoted on the Nasdaq Capital Market under the symbol LEXX.

Effect on Common Stock Certificates

If the Reverse Stock Split is approved by the shareholders and the Board determines to effect same, the shareholders will be required to exchange their Common Stock certificates representing the pre-reverse split common shares for new certificates representing the post-reverse split common shares (“New Common Stock”).  Accordingly, the Company will issue a news release announcing the Reverse Stock Split confirming the ratio at which the Common Stock will be exchanged and the effective date of the Reverse Stock Split.  The Company shall also send a Letter of Transmittal to those of its shareholders who still hold paper share certificates, containing instructions on how to surrender the stock certificates.  Upon receipt of the completed Letter of Transmittal and the applicable stock certificate(s), Computershare shall issue the shareholder a Direct Registration Advice representing the shares of New Common Stock based on the Reverse Stock Split ratio, plus one additional whole share of New Common Stock in lieu of any fractional share.

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If you hold some or all of your shares electronically in book-entry form with our transfer agent you will not need to take action (the exchange will be automatic) to receive whole shares of New Common Stock, subject to adjustment for treatment of fractional shares.

If you hold your shares in “street name” - that is, through an account at a brokerage firm, bank, dealer, or other similar organization - such institution may have a different procedure for processing the Reverse Stock Split than that put in place by the Company for its registered shareholders.  Accordingly, if your shares are held in street name, you are encouraged to contact your nominee with any questions regarding how to process the Reverse Stock Split.

If the Reverse Stock Split is effected, shareholders will have six (6) years to deliver their Letter of Transmittal and their stock certificate(s) to Computershare in exchange for stock certificates representing shares of New Common Stock, failing which the shareholder will lose his rights to receive shares of New Common Stock.

SHAREHOLDERS ARE ADVISED NOT TO MAIL IN THE CERTIFICATES REPRESENTING THEIR COMMON STOCK UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL AND CONFIRMATION FROM THE COMPANY BY WAY OF A NEWS RELEASE THAT THE BOARD HAS DECIDED TO IMPLEMENT THE REVERSE STOCK SPLIT.

Effect of the Reverse Stock Split on any Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the Reverse Stock Split ratio determined by the Board, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities (including investment rights) entitling the holders to purchase, exchange for, or convert into, Common Stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards, if any, will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the Reverse Stock Split ratio determined by the Board, subject to our treatment of fractional shares.

Accounting Matters

The proposed amendment to the Company’s Articles will not affect the par value of our Common Stock, which will remain $0.001 par value per share. As a result, as of the Effective Time, the total of the stated capital attributable to Common Stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer Common Stock outstanding.

No Going Private Transaction

Notwithstanding the decrease in the number of our issued and outstanding Common Stock following the implementation of the Reverse Stock Split, the Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, and the implementation of the proposed Reverse Stock Split will not cause the Company to go private.

No Appraisal Rights

Under the Nevada Revised Statutes, our shareholders are not entitled to appraisal rights with respect to the Reverse Stock Split, and we will not independently provide our shareholders with any such rights.

Further to the above, the shareholders will be asked to approve the following resolution by way of a simple majority:

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“RESOLVED THAT, the Board of Directors of Lexaria Bioscience Corp. (the “Board”) is hereby authorized and approved to file a Certificate of Change to its Amended and Restated Articles of Incorporation, to affect a reverse stock split of our common stock by a ratio of not less than 2 current shares for 1 post reverse stock split share and not more than 12 current shares for 1 post reverse stock split share (the “Reverse Stock Split”) at any time prior to May 31, 2024, with the Board having the discretion as to whether or not the Reverse Stock Split is to be effected, and with the exact ratio of any Reverse Stock Split to be set at a whole number within the above range as determined by the Board in its discretion.”

Vote Required and Board of Directors’ Recommendation

The approval of Proposal No. 1 requires the affirmative vote of the majority of the votes cast by the shareholders present in person or represented by proxy and entitled to vote thereon. Abstentions and broker non-votes will have no effect on the outcome of the vote. This proposal is considered a non-routine matter and accordingly, your broker or nominee may not vote your shares on this proposal unless you instruct them.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE PROPOSED REVERSE STOCK SPLIT RATIOS NOTED IN PROPOSAL 1.

Proposal 2

Adjournment of Special Meeting

If at the Meeting, the number of votes represented by shares of capital stock entitled to vote present or represented and voting in favor of the proposed reverse stock split is insufficient to approve such proposal or establish a quorum, our management may move to adjourn the Meeting in order to enable our board of directors to continue to solicit additional proxies in favor of the Reverse Stock Split Proposal.

In this proposal, (the “Adjournment Proposal”), we are asking our shareholders to authorize the holder of any proxy solicited by our board of directors to vote in favor of adjourning or postponing the Meeting and any later adjournments. If our shareholders approve the Adjournment Proposal, we could adjourn or postpone the Meeting, and any adjourned session of the Meeting, to use the additional time to solicit additional proxies in favor of Proposal No. 1, including the solicitation of proxies from shareholders that have previously voted against the proposal. Among other things, approval of the Adjournment Proposal could mean that, even if proxies representing a sufficient number of votes against Proposal No. 1 have been received, we could adjourn or postpone the Meeting without a vote on Proposal No. 1 and seek to convince the holders of those shares to change their votes to votes in favor of the approval of Proposal No. 1.

Required Vote and Board of Directors’ Recommendation

The affirmative vote of the majority of votes represented by shares present in person or represented by proxy and entitled to vote thereon at the Meeting is required to approve the adjournment of the Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Reverse Stock Split Proposal or establish a quorum.  Abstentions and broker non-votes will not have an effect on the outcome of this proposal.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No Director, executive officer, or nominee for election as a Director of the Company and no associate of any of the foregoing persons has any substantial interest, direct or indirect, by security holding or otherwise, in any matter to be acted upon at the Meeting, except to the extent of their ownership of shares of our common stock.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC permits companies and intermediaries such as brokers to satisfy the delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single Proxy Statement addressed to those shareholders. This process, which is commonly referred to as “householding”, potentially provides extra conveniences for shareholders and cost savings for companies.

Although we do not intend to household for our shareholders of record, some brokers household our proxy materials, delivering a single copy of the Proxy Statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the Proxy Statement, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker. Shareholders who currently receive multiple copies of the Proxy Statement at their address from their brokers and would like to request “householding” of their communications should contact their brokers.

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SHAREHOLDER PROPOSALS

Shareholders may submit proposals or director nominations for inclusion by the Company in next year’s proxy statement. For your proposal or director nomination to be considered for inclusion in our proxy statement for next year’s annual meeting, your written proposal must be received by our corporate secretary at our principal executive office no later than 120 days before the anniversary of our annual Proxy Statement which was issued on March 22, 2023, unless the date of next year’s annual meeting is changed by more than thirty (30) days from the date of this year’s Meeting.  If the date of next year’s annual meeting is changed by more than thirty (30) days from the date of this year’s Meeting, then the deadline is a reasonable time before the Company begins to print and mail its proxy materials.  After such date, any shareholder proposal will be considered untimely.

If we change the date of next year’s annual meeting by more than thirty (30) days from the date of this year’s Meeting, then the deadline is a reasonable time before we begin to print and distribute our proxy materials. You should also be aware that your proposal must comply with SEC regulations regarding inclusion of shareholder proposals in company-sponsored proxy materials, and with any provision in our bylaws regarding the same.

Lexaria Bioscience Corp. expects to hold its next annual meeting of shareholders in April 2024 with proxy materials expected to be published in February 2024. Proposals from shareholders intended to be present at the next annual meeting of shareholders should be addressed to Lexaria Bioscience Corp., 100 – 740 McCurdy Road, Kelowna, British Columbia, V1X 2P7, Canada, Attention: Corporate Secretary.  We must receive the proposals by November 14, 2023. Upon receipt of any such proposal, we shall determine whether or not to include any such proposal in the Proxy Statement and proxy in accordance with applicable law. It is suggested that shareholders forward such proposals by Certified Mail-Return Receipt Requested. After November 14, 2023, any shareholder proposal will be considered to be untimely.

As to any proposal that a shareholder intends to present to shareholders other than by inclusion in our proxy statement for our 2024 annual meeting of shareholders, the proxies named in our proxy for that meeting will be entitled to exercise their discretionary voting authority on that proposal unless we receive notice of the matter to be proposed not later than Tuesday, November 14, 2023. Even if proper notice is received on or prior to that date, the proxies named in our proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising shareholders of that proposal and how they intend to exercise their discretion to vote on such matter, unless the shareholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Securities Exchange Act of 1934.

With respect to business to be brought before the Meeting, we have received no notices from our shareholders that we were required to include in this proxy statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual and other reports, proxy statements and other information with the SEC and these documents are available to the public from the SEC’s website located at www.sec.gov.  Additional information regarding our Company and our business activities is available on the SEDAR Plus website located at www.sedarplus.ca and at our Company’s website located at https://www.lexariabioscience.com. Our Company’s financial information is provided in our Company’s audited financial statements and related management discussion and analysis for its most recently completed financial year end may be viewed on the SEDAR Plus website.

SOLICITATION OF PROXIES

This solicitation is made on behalf of the Board of Directors. We will bear the costs of preparing, mailing, online processing and other costs of the proxy solicitation made by the Board of Directors. Certain of our officers and employees may solicit the submission of proxies authorizing the voting of common shares in accordance with the recommendations of the Board of Directors. Such solicitations may be made by telephone, facsimile transmission or personal solicitation. No additional compensation will be paid to such officers, directors or regular employees for such services. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy material to shareholders.

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OTHER MATTERS

Our Board of Directors does not intend to bring any other business before the Meeting and, so far as is known to our Board of Directors, no matters are to be brought before the Meeting except as specified in the Notice of Meeting. If any other matters are properly brought before the Meeting, it is the intention of the persons named on the proxy to vote the common shares represented by the proxy on such matters in accordance with their judgment.

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BY ORDER OF THE BOARD OF DIRECTORS

/s/ Christopher Bunka
Christopher Bunka
Chairman of the Board

August [23], 2023

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